UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                          Date of report: June 8, 2010
                       (Date of earliest event reported)


                         Sterling Financial Corporation
             (Exact name of Registrant as Specified in its Charter)

       Washington                       001-34696                91-1572822
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                111 North Wall Street, Spokane, Washington 99201
             (Address of Principal Executive Offices and Zip Code)

                                 (509) 458-3711
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

     On June 8, 2010, Sterling Financial Corporation ("Sterling") received notification from the Nasdaq Stock Market ("Nasdaq") that the listing of its common stock would be transferred to The Nasdaq Capital Market from The Nasdaq Global Market. This transfer will be effective at the opening of business on Thursday, June 10, 2010, and Sterling's common stock will continue to trade under the symbol "STSA."

     The listing transfer is in response to a letter received from Nasdaq in December 7, 2009 regarding Sterling's non-compliance with Nasdaq Listing Rule 5450(a)(1) (the "Minimum Bid Price Rule"), which requires listed companies to maintain a minimum bid price at close of above $1.00 per share for more than 30 consecutive trading days. In connection with the transfer to The Nasdaq Capital Market, Nasdaq granted Sterling an additional 180 calendar days, or until December 6, 2010, to regain compliance with the Minimum Bid Price Rule. If compliance is not regained by that date, Nasdaq will notify Sterling of its determination to delist Sterling's common stock, which decision may be appealed to a Listing Qualifications Panel.

     Sterling is evaluating its options and intends to take appropriate actions in order to comply with the Minimum Bid Price Rule and retain the listing of its common stock on Nasdaq.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STERLING FINANCIAL CORPORATION

Date:     June 8, 2010                 By:   /s/  Daniel G. Byrne
                                             -----------------------------------
                                             Name:   Daniel G. Byrne
                                             Title:  Executive Vice President,
                                                     Assistant Secretary and
                                                     Principal Financial Officer